Registration No. 333-_____


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                              __________

                               Form S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                              __________

                             VENTAS, INC.
        (Exact Name of Registrant as Specified in Its Charter)

             Delaware                           61-1055020
 (State or Other Jurisdiction of      (I.R.S. Employer Identification
  Incorporation or Organization)                   No.)

 4360 Brownsboro Road, Suite 115
       Louisville, Kentucky                        40207
 (Address of Principal Executive                (Zip Code)
             Offices)

             Ventas, Inc. 2000 Incentive Compensation Plan
            Ventas, Inc. Individual Stock Option Agreements
                       (Full title of the plans)
                              __________

                           T. Richard Riney
             Executive Vice President and General Counsel
                             Ventas, Inc.
                    4360 Brownsboro Road, Suite 115
                      Louisville, Kentucky  40207
                (Name and address of agent for service)
                              __________

                            (503) 357-9000
     (Telephone Number, Including Area Code, of Agent For Service)
                              __________


                    CALCULATION OF REGISTRATION FEE

Title of       Title of    Amount    Proposed     Proposed           Amount of
securities to  Plan        to be     maximum      maximum            registrat
be registered              register  offering     aggregate          ion fee
                           ed<F1>    price per    offering
                                     share        price
Common Stock,  2000
par value      Incentive
$0.25 per      Compensat
share each     ion Plan
with .667 of
an associated
participating
preferred
stock
purchase
right                      2,220,000 $11.2305<F2> $24,931,710.00<F2> $2,293.72

Common Stock,  Individual
par value      Stock
$0.25 per      Option
share each     Agreements
with .667 of
an associated
participating
preferred
stock
purchase
right                        588,000 $ 5.4149<F3> $ 3,183,961.20<F3> $292.92

<F1>
This Registration Statement covers 2,220,000 additional shares that are reserved for issuance under the Ventas, Inc. 2000 Incentive
Compensation Plan and 588,000 shares issuable under individual stock option agreements with certain directors and an executive officer. 3,600,000 shares issuable under the Ventas, Inc. 2000
Incentive Compensation Plan were originally registered on a Form
S-8 Registration Statement filed on November 21, 1997 (file no.
333-40737) at a time when the plan was named the Ventas, Inc. 1997 Incentive Compensation Plan. In addition, this
Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
<F2>
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended
(the "Securities Act"), calculated on the basis of the weighted average of (i) the average of the high and low sales prices of the Common Stock as reported on the New
York Stock Exchange on July 24, 2002 with respect to
1,901,339 shares of the Common Stock as to which the exercise price has not been determined under the 2000
Incentive Compensation Plan and (ii) the weighted average exercise price of options to purchase 318,661 shares of Common Stock as to which the exercise price has been determined with respect to the additional shares under the Ventas, Inc. Incentive Compensation
Plan.
<F3>
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, calculated on the basis of the weighted average exercise price of options to purchase 588,000 shares of Common Stock as to which the exercise price has been determined with respect to the individual stock option agreements.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Certain Documents By Reference.

        The following documents, filed with the Securities and Exchange Commission (the "Commission") by Ventas, Inc. (the
"Company"), are incorporated herein by reference:

        A. The Company's annual report filed on Form 10-K for the fiscal year ended December 31, 2001, pursuant to the Securities Exchange Act of 1934, as amended (the
           "Exchange Act").

        B. The Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30,
           2002 filed with the Commission pursuant to the Exchange Act.

        C. The Company's current reports on Form 8-K, filed with the Commission pursuant to the Exchange Act on January 2, 2002, January 3, 2002, January 31, 2002,
           April 3, 2002, April 15, 2002, April 18, 2002, April
           24, 2002, May 16, 2002, May 24, 2002, June 5, 2002,
           June 19, 2002, and July 3, 2002.

        D. All other reports filed by the Company pursuant to
           Section 13(a) or 15(d) of the Exchange Act since
           December 31, 2001.

        E. The description of Registrant's shares of Common Stock, par value $0.25 per share (the "Common
           Stock"), contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A, dated January 22, 1992; the description of the Registrant's Participating Preferred Stock Purchase Rights contained in the Registration Statement filed by the Registrant with the Commission on Form 8-A dated July 21, 1993, and Form 8-A/A dated August 11, 1995; and all other amendments and reports filed for the purpose of updating such descriptions prior to the termination of the offering of the Common Stock and interests hereby.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

        The legality of the securities being registered hereunder has been passed upon by T. Richard Riney, Executive Vice
President and General Counsel of the Company. Mr. Riney is a full-time employee of the Company and owns shares and options to purchase shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers the Company to, and Article IX of the Certificate of Incorporation of the Company provides that it will, indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding. The Company may provide by action of its Board of Directors through agreement, resolution or by a provision in the Bylaws of the Company, indemnification of the Company's employees and agents with substantially the same scope and effect as the indemnification provided in Article IX of the Certificate of Incorporation of the Company.

        Expenses incurred by such a person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that that person is entitled to be indemnified by the Company as authorized by the General Corporation Law of the State of Delaware. Expenses incurred by a person in any capacity other than as an officer or director of the Company may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as the Board of Directors deems appropriate.

        Pursuant to Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, eliminates certain liability of the Company's directors for breach of their fiduciary duty of care. Article VIII of the Certificate of Incorporation provides that neither the Company nor its stockholders may recover monetary damages from the Company's directors for breach of the duty of care in the performance of their duties as directors of the Company. Article VIII does not, however, eliminate the liability of the Company's directors (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

        The indemnification provided for by Article IX of the Company's Certificate of Incorporation is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons. No amendment to the Company's Certificate of Incorporation or repeal of any article thereof increases the liability of any director or officer of the Company for acts or omissions of such persons occurring prior to such amendment or repeal.

        The right to indemnification conferred by Article IX of the Company's Certificate of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

        The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power or be obligated to indemnify him or her against such liability under the provisions of Article IX of the Company's Certificate of Incorporation or the General Corporation Law of the State of Delaware.

        The Company currently has in effect officers and directors liability insurance policies. These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policies is $60,000,000 in the aggregate annually for coverages in excess of deductibles.

Item 7.  Exemptions from Registration Claimed

        Not applicable.

Item 8.  Exhibits

Exhibit No.         Description
----------          -----------

4.1            Ventas, Inc. 2000 Incentive
               Compensation Plan (incorporated herein
               by reference to Exhibit A to the
               Company's definitive proxy statement on
               Schedule 14A dated April 18, 2000).

4.2            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Debra A. Cafaro dated as of March 5,
               1999 regarding options for 250,000
               shares.<FN1>

4.3            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of
               September 11, 1998 regarding options for 10,000 shares.<FN1>

4.4            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of July
               20, 1999 regarding options for 200,000
               shares.<FN1>

4.5            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of
               February 24, 2000 regarding options for
               4,000 shares.<FN1>

4.6            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of May 1,
               1998 regarding options for 5,000
               shares.<FN1>

4.7            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of
               September 11, 1998 regarding options for 5,000 shares.<FN1>

4.8            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of July 20,
               1999 regarding options for 100,000
               shares.<FN1>

4.9            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of February
               24, 2000 regarding options for 4,000
               shares.<FN1>

4.10           Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Walter F. Beran dated as of May 1,
               1998 regarding options for 5,000
               shares.<FN1>

4.11           Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Walter F. Beran dated as of
               September 11, 1998 regarding options for 5,000 shares.<FN1>

4.12           Certificate of Incorporation of the
               Company, as amended (incorporated herein by reference to Exhibit 3 to the Company's Form 10-Q for the quarterly period ended September 30, 1995).

4.13           Certificate of Amendment to
               Certificate of Incorporation of the
               Company (incorporated herein by
               reference to Exhibit 3.1 to Ventas,
               Inc.'s Form 10-Q for the quarterly
               period ended June 30, 1998.)

4.14           Third Amended and Restated Bylaws
               of the Company (incorporated herein by
               reference to Exhibit 3.2 to the
               Company's Form 10-K for the year ended
               December 31, 1997).

4.15           Specimen Common Stock Certificate
               (incorporated herein by reference to
               Exhibit 4.1 to the Company's Form 10-K
               for the year ended December 31, 1998).

4.16           Rights Agreement, dated as of July
               20, 1993, between the Company and
               National City Bank, as Rights Agent
               (incorporated herein by reference to
               Exhibit 1 to the Company's Registration
               Statement on Form 8-A, dated July 20,
               1993).

4.17           First Amendment to Rights
               Agreement, dated as of August 11, 1995,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 2 to the
               Company's Registration Statement on Form
               8-A/A, filed on August 11, 1995).

4.18           Second Amendment to Rights
               Agreement, dated as of February 1, 1998, between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on February 2, 1998).

4.19           Third Amendment to Rights
               Agreement, dated as of July 27, 1998,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on July 28, 1998).

4.20           Fourth Amendment to Rights
               Agreement, dated as of April 15, 1999,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Form 8-A/A, filed on April 19,
               1999).

4.21           Fifth Amendment to Rights
               Agreement, dated as of December 15,
               1999, between the Company and National
               City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form
               8-A/A, filed on December 22, 1999).

4.22           Sixth Amendment to Rights
               Agreement, dated as of May 22, 2000,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on May 24, 2000).

4.23           Letter Agreement relating to a
               waiver of the provisions of Article XII
               of the Certificate of Incorporation of
               the Company in favor of Cohen & Steers
               Management, Inc., dated February 25,
               2002 (incorporated herein by reference
               to Exhibit 4.8 to the Company's Form 10-
               K for the year ended December 31, 2001).

5              Opinion of T. Richard Riney, Esq.,
               General Counsel to the Company.<FN1>

23.1           Consent of Ernst & Young LLP.<FN1>

23.2           Consent of T. Richard Riney, Esq.
               (contained in Exhibit 5).

24             Power of Attorney (included on
               signature page).

<F1>
Filed herewith.

Item 9.  Undertakings

     (i)  The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
     (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (ii) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 29th day of July, 2002.


                                VENTAS, INC.


                                 By:  /s/ T. Richard Riney
                                      ---------------------
                                      T. Richard Riney, Esq.
                                      Executive Vice President
                                      and General Counsel

                        POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints T. Richard Riney, Esq. his or her attorney-in-fact, with full power of substitution, for him or her, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                  Capacity               Date

/s/ Douglas Crocker, II    Director               July 29, 2002
-----------------------
Douglas Crocker, II

/s/ Jay M. Gellert         Director               July 29, 2002
-----------------------
Jay M. Gellert

/s/ Ronald G. Geary
-----------------------    Director               July 29, 2002
Ronald G. Geary

/s/ Gary W. Loveman
-----------------------    Director               July 29, 2002
Gary W. Loveman

/s/ Sheli Z. Rosenberg
-----------------------    Director               July 29, 2002
Sheli Z. Rosenberg

/s/ W. Bruce Lunsford
-----------------------    Chairman of the Board  July 29, 2002
W. Bruce Lunsford          and Director

/s/ Debra A. Cafaro
-----------------------    Chief Executive        July 29, 2002
Debra A. Cafaro            Officer, President and
                           Director (Principal
                           Executive Officer/
                           Principal Financial
                           Officer)

/s/ Mary L. Smith
----------------------     Principal Accounting   July 29, 2002
Mary L. Smith              Officer

                        INDEX TO EXHIBITS


Exhibit No.         Description
----------          -----------

4.1            Ventas, Inc. 2000 Incentive
               Compensation Plan (incorporated herein
               by reference to Exhibit A to the
               Company's definitive proxy statement on
               Schedule 14A dated April 18, 2000).

4.2            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Debra A. Cafaro dated as of March 5,
               1999 regarding options for 250,000
               shares.<FN1>

4.3            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of
               September 11, 1998 regarding options for 10,000 shares.<FN1>

4.4            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of July
               20, 1999 regarding options for 200,000
               shares.<FN1>

4.5            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Douglas Crocker, II dated as of
               February 24, 2000 regarding options for
               4,000 shares.<FN1>

4.6            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of May 1,
               1998 regarding options for 5,000
               shares.<FN1>

4.7            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of
               September 11, 1998 regarding options for 5,000 shares.<FN1>

4.8            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of July 20,
               1999 regarding options for 100,000
               shares.<FN1>

4.9            Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Ronald G. Geary dated as of February
               24, 2000 regarding options for 4,000
               shares.<FN1>

4.10           Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Walter F. Beran dated as of May 1,
               1998 regarding options for 5,000
               shares.<FN1>

4.11           Ventas, Inc. Nonqualified Stock
               Option Agreement between Ventas, Inc.
               and Walter F. Beran dated as of
               September 11, 1998 regarding options for 5,000 shares.<FN1>

4.12           Certificate of Incorporation of the
               Company, as amended (incorporated herein by reference to Exhibit 3 to the Company's Form 10-Q for the quarterly period ended September 30, 1995).

4.13           Certificate of Amendment to
               Certificate of Incorporation of the
               Company (incorporated herein by
               reference to Exhibit 3.1 to Ventas,
               Inc.'s Form 10-Q for the quarterly
               period ended June 30, 1998.)

4.14           Third Amended and Restated Bylaws
               of the Company (incorporated herein by
               reference to Exhibit 3.2 to the
               Company's Form 10-K for the year ended
               December 31, 1997).

4.15           Specimen Common Stock Certificate
               (incorporated herein by reference to
               Exhibit 4.1 to the Company's Form 10-K
               for the year ended December 31, 1998).

4.16           Rights Agreement, dated as of July
               20, 1993, between the Company and
               National City Bank, as Rights Agent
               (incorporated herein by reference to
               Exhibit 1 to the Company's Registration
               Statement on Form 8-A, dated July 20,
               1993).

4.17           First Amendment to Rights
               Agreement, dated as of August 11, 1995,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 2 to the
               Company's Registration Statement on Form
               8-A/A, filed on August 11, 1995).

4.18           Second Amendment to Rights
               Agreement, dated as of February 1, 1998, between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on February 2, 1998).

4.19           Third Amendment to Rights
               Agreement, dated as of July 27, 1998,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on July 28, 1998).

4.20           Fourth Amendment to Rights
               Agreement, dated as of April 15, 1999,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Form 8-A/A, filed on April 19,
               1999).

4.21           Fifth Amendment to Rights
               Agreement, dated as of December 15,
               1999, between the Company and National
               City Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form
               8-A/A, filed on December 22, 1999).

4.22           Sixth Amendment to Rights
               Agreement, dated as of May 22, 2000,
               between the Company and National City
               Bank, as Rights Agent (incorporated
               herein by reference to Exhibit 1 to the
               Company's Registration Statement on Form
               8-A/A, filed on May 24, 2000).

4.23           Letter Agreement relating to a
               waiver of the provisions of Article XII
               of the Certificate of Incorporation of
               the Company in favor of Cohen & Steers
               Management, Inc., dated February 25,
               2002 (incorporated herein by reference
               to Exhibit 4.8 to the Company's Form 10-
               K for the year ended December 31, 2001).

5              Opinion of T. Richard Riney, Esq.,
               General Counsel to the Company.<FN1>

23.1           Consent of Ernst & Young LLP.<FN1>

23.2           Consent of T. Richard Riney, Esq.
               (contained in Exhibit 5).

24             Power of Attorney (included on
               signature page).

<F1>
Filed herewith.